Exhibit 3.2(ii)

BYLAWS

OF

AMEREN ILLINOIS COMPANY

As Amended December 10, 2010

ARTICLE I

SHARES AND TRANSFERS

Section 1. The interest of each shareholder of any class of stock of Ameren Illinois Company (the “Company”) shall not be evidenced by certificates for shares and all shares of all classes of stock shall be uncertificated shares; provided, however, that (a) any shares of stock of the Company represented by a certificate shall continue to be represented by such certificate until such certificate is surrendered to the Company and (b) the Company may, at its option but without obligation, issue certificates for some or all of any shares of some or all of any classes and series of stock as determined by the Company from time to time. The shares of stock of the Company which are to be evidenced by certificates as provided in this Bylaw shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman, if any, or the President or a Vice President (including Senior or Executive Vice Presidents) and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Company and sealed with the seal of the Company and shall be countersigned and registered in such manner if any, as the Board of Directors may from time to time prescribe. Any or all of the signatures on the certificate may be facsimile and the seal may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if the person were an officer, transfer agent or registrar at the date of issue. Every holder of uncertificated shares is entitled to receive a statement of holdings as evidence of share ownership. The Company shall also furnish to a holder of uncertificated shares such information as is required pursuant to Section 5/6.35. of the Illinois Business Corporation Act of 1983, as amended from time to time (the “Illinois Business Corporation Act”).

Section 2. The shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by duly authorized attorney, upon delivery of an assignment and power of transfer, duly executed, and with such proof of the authenticity of the signatures as the Company or its agents may reasonably require, and with respect to any shares represented by a certificate upon surrender for cancellation of such certificate.

Section 3. No shares of stock of the Company shall be transferred if represented by a certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction, and upon the Company being indemnified to such extent and in such manner as the Board of Directors in its discretion may require. No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except that upon the request of the shareholder the Company may, at its option but without obligation, issue a replacement certificate upon production of such evidence of such loss, theft or destruction, and upon the Company being indemnified to such extent and in such manner as the Board of Directors in its discretion may require.

Section 4. All determinations by the Company from time to time as to whether the Company shall at its option issue a certificate for any shares of any class or series of stock as provided in this Bylaw shall be made by such officers of the Company as may be designated by the Board.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. The annual meeting of the shareholders shall be held on the fourth Tuesday in April of each year (or if such day shall be a legal holiday, then upon the next succeeding day not a legal holiday) or upon such other day determined by resolution of the Board of Directors. Each such regular annual meeting shall be held at such time and at such location, within or without the State of Illinois, as the Board of Directors shall order. At such annual meeting, a board of directors shall be elected and such other business shall be transacted as may properly come before such meeting.

Section 2. Special meetings of the shareholders may be called by the President, by the Board of Directors, by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called, or in such other manner as may be provided by statute. Each such special meeting shall be held at such location, within or without the State of Illinois, as the Board of Directors shall order.

Section 3. Written notice of the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting. Such notice shall be sent by mail to each such shareholder, at the address of such shareholder as it appears on the records of the Company, not less than ten days or more than sixty days before the date of the meeting, except in cases where some other special method of notice may be required by statute, in which case the statutory method shall be followed. Notice of any meeting of the shareholders may be waived by any shareholder. Attendance of a shareholder (either in person or by proxy) at any meeting shall constitute waiver of notice thereof unless the shareholder (in person or by proxy, as the case may be) at the meeting objects to the holding of the meeting because proper notice was not given.

Section 4. At any shareholders’ meeting a majority of the shares outstanding and entitled to vote on the matter (excluding such shares as may be owned by the Company) must be represented (either in person or by proxy) in order to constitute a quorum for consideration of such matter, but the shareholders represented at any meeting, though less than a quorum, may adjourn the meeting to some other day or sine die. If a quorum is present (either in person or by proxy) at a shareholders’ meeting, the affirmative vote of the holders of the majority of shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes shall be required by law or the Articles of Incorporation of the Company (such articles, as they may be amended and/or restated from time to time being referred to herein as the “Articles of Incorporation”).

Section 5. The Chairman of the Board or the President and Secretary of the Company shall act as Chairman and Secretary, respectively, of each shareholders’ meeting, unless the Board of Directors shall select other persons for such purposes.

Section 6.(a) (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (a)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(b) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if the shareholder’s notice required by paragraph (a)(2) of this Bylaw shall be delivered to the Secretary, at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c) (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

ARTICLE III

BOARD OF DIRECTORS

Section 1. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors consisting of not less than three (3) or more than eight (8) members. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Board of Directors shall be elected at each annual meeting of the shareholders, but, if for any reason the election shall not be held at an annual meeting, it may be subsequently held at any special meeting of the shareholders after proper notice. Directors so elected shall hold office until the next succeeding annual meeting of shareholders or until their respective successors, willing to serve, shall have been elected and qualified. Any vacancy occurring in the Board of Directors arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by a majority of the members of the Board.

Section 2. A meeting of the Board of Directors shall be held on the same date as the annual meeting of shareholders in each year, at the same place where such annual meeting shall have been held or at such other place as shall be determined by the Board. Regular meetings of the Board shall be held in such place, within or without the State of Illinois, and on such dates each year as shall be established from time to time by the Board. Notice of every such regular meeting of the Board, stating the place, day and hour of the meeting, shall be given to each director personally, or by telegraph or other written means of electronic communication, or by depositing the same in the mails properly addressed, at least two days before the date of such meeting. Except where required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 3. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, President, or by a Vice President, when acting as President, or by any two directors. Notice of such meeting, stating the place, day and hour of the meeting shall be given to each director personally in writing, or by telegraph or other written means of electronic communication, or by depositing the same in the mails properly addressed, or orally promptly confirmed by written notice in any one of the aforesaid forms, not less than the day prior to the date of such meeting.

Section 4. Notice of any meeting of the Board may be waived by any director. Attendance of a director at any meeting shall constitute waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business at the meeting because the meeting is not lawfully called or convened.

Section 5. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, but less than a majority of the Board may adjourn the meeting to some other day or sine die. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the vote of a greater number or the vote of any class of directors shall be required by the Articles of Incorporation. The Chief Executive Officer of the Company shall act as Chairman at each meeting of the Board but, in the Chief Executive Officer’s absence, the President or one of the directors present at the meeting who shall have been elected for the purpose by majority vote of those directors in attendance shall act as Chairman; and the Secretary of the Company, or in the Secretary’s stead, an Assistant Secretary shall act as Secretary at each such meeting. The members of the Board shall receive such compensation as the Board may from time to time by resolution determine.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

Section 1. A majority of directors may appoint committees, standing or special, from time to time from among members of the Board, and confer powers on such committees and revoke such powers and terminate the existence of such committees at its pleasure.

Section 2. Meetings of any committee may be called in such manner and may be held at such times and places as such committee may by resolution determine, provided that a meeting of any committee may be called at any time by the President of the Company. Members of all committees shall receive such compensation as the Board of Directors may from time to time by resolution determine.

Section 3. Each committee shall have such authority of the Board of Directors as shall be granted to it by the Board; provided, however, a committee may not take any action not permitted to be taken by a committee pursuant to the Illinois Business Corporation Act.

ARTICLE V

OFFICERS

Section 1. There shall be elected by the Board of Directors (if practicable at its first meeting after the annual election of directors in each year) the following principal officers, namely: A President, such number of Vice Presidents as the Board may from time to time decide upon (any one or more of whom may be designated as Executive Vice President, Senior Vice President or otherwise), a Secretary, a Treasurer and a Controller. References in these Bylaws to Vice Presidents shall include any such Executive Vice President, Senior Vice President or other Vice President, however denominated. The Board may in its discretion also elect a Chairman of the Board and a Chief Operating Officer or such other officers as may from time to time be provided for by the Board. The Chief Executive Officer of the Company shall be the President or Chairman of the Board, as designated by the Board of Directors. In the event that a Chairman of the Board has not been elected, the President shall be the Chief Executive Officer. Any two or more offices may be held by the same person. All officers, unless sooner removed, shall hold their respective offices until the first meeting of the Board of Directors after the next succeeding annual election of directors and until their successors, willing to serve, shall have been elected, but any officer, including any officer appointed by the President as provided in Section 2 of this Article V, may be removed from office at the pleasure of the Board. Election or appointment of an officer shall not of itself create contract rights.

Section 2. The President shall have the general management and direction, subject to the control of the Board of Directors, of the business of the Company, including the power to appoint and to remove and discharge any and all assistant officers, agents and employees of the Company not elected or appointed directly by the Board of Directors. The President may execute for and on behalf of the Company any contracts, deeds, mortgages, leases, bonds, or other instruments and may accomplish such execution either under or without the seal of the Company and either individually or with the Secretary, any Assistant Secretary, or any other officer or person thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. The President shall have such other powers and duties as usually devolve upon the president of a corporation, and such further powers and duties as may from time to time be prescribed by the Board of Directors. The President may delegate any part of the duties of that office to one or more of the Vice Presidents of the Company.

Section 3. Each of the Vice Presidents shall have such powers and duties as may be prescribed for such office by the Board of Directors or as may be prescribed for or delegated to such officer by the President. Each Vice President may execute for and on behalf of the Company any contracts, deeds, mortgages, leases, bonds, or other instruments in each case in accordance with the authority therefor granted by the President or the Board of Directors, which authority may be general or confined to specific instances. Such execution may be accomplished either individually or with any other officer or person thereunto authorized by the President or the Board of Directors, according to the requirements of the form of the instrument. In the absence or inability of the President or in case of the President’s death, resignation or removal from office, the powers and duties of the President shall temporarily devolve upon such one of the Vice Presidents as the Board shall have designated or shall designate for the purpose and the Vice President so designated shall have and exercise all the powers and duties of the President during such absence or disability or until the vacancy in the office of President shall be filled. Each Vice President may delegate any part of the duties of that office to employees of the Company under such Vice President’s supervision.

Section 4. The Secretary shall attend all meetings of the Board of Directors, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall have the custody and care of the corporate seal, records, minutes and stock books of the Company. The Secretary shall also act as Secretary of all shareholders’ meetings, and keep a record thereof, except to the extent some other person may have been selected to act as Secretary by such meeting. The Secretary shall keep a suitable record of the addresses of shareholders, shall have general charge of the stock transfer books of the Company, and shall, except as may be otherwise required by statute or by the Bylaws, sign, issue and publish all notices required for meetings of shareholders and for meetings of the Board of Directors. The Secretary shall sign all share certificates, bonds and mortgages, and all other documents and papers to which the Secretary’s signature may be necessary or appropriate, shall affix the seal, and shall have such other powers and duties as are commonly incidental to the office of Secretary or as may be prescribed for or delegated to that office by the Board of Directors, by the President, or, if authorized by the Board or the President to prescribe such powers and duties, by a Vice President. The Secretary may delegate any part of the duties of that office to employees of the Company under the Secretary’s supervision.

Section 5. The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Company, and the deposit of its funds in the name of the Company in such banks, trust companies or safety vaults as the Board of Directors may direct which direction may be general or confined to specific depositories. The Treasurer shall have custody of such books, receipted vouchers and other papers and records as in the practical business operations of the Company shall naturally belong in the office or custody of the Treasurer or as shall be placed in the custody of the Treasurer by the Board of Directors, by the President, or, if authorized by the Board or the President, by a Vice President. The Treasurer shall have such other powers and duties as are commonly incidental to the office of Treasurer or as may be prescribed for or delegated to that office by the Board of Directors, by the President, or, if authorized by the Board or the President to prescribe such powers and duties, by a Vice President. The Treasurer may be required to give a bond to the Company for the faithful discharge of the Treasurer’s duties, in such form and in such amount and with such sureties as shall be determined by the Board of Directors. The Treasurer may delegate any part of the Treasurer’s duties to employees of the Company under the Treasurer’s supervision.

Section 6. The Controller shall, except as otherwise provided in these Bylaws and except as otherwise provided by the Board of Directors, have such powers and duties as are commonly assigned to the office of Controller or as may be prescribed for or delegated to the Controller by the Board of Directors, by the President, or, if authorized by the Board or the President to prescribe such powers and duties, by a Vice President. The Controller may be required to give a bond to the Company for the faithful discharge of the Controller’s duties, in such form and in such amount and with such sureties as shall be determined by the Board of Directors. The Controller may delegate any part of the Controller’s duties to employees of the Company under the Controller’s supervision.

Section 7. The Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers shall, respectively, assist the Vice Presidents, the Secretary, the Treasurer and the Controller of the Company in the performance of the respective duties assigned to such principal officers and, in assisting the respective principal officer, each assistant officer shall, for such purposes, have the same powers as the respective principal officer. The powers and duties of any principal officer shall, except as otherwise ordered by the Board of Directors, temporarily devolve upon the respective assistant in case of the absence, disability, death, resignation or removal from office of such principal officer.

ARTICLE VI

MISCELLANEOUS

Section 1. The funds of the Company shall be deposited to its credit in such banks or trust companies, as the Board of Directors from time to time shall approve, which approval may be general or confined to specific instances. Such funds shall be withdrawn only on checks or drafts of the Company or by direct, wire or other electronic transfer of funds for the purposes of the Company in accordance with procedures relating to signatures and authorizations by officers of the Company which are approved by the Board of Directors from time to time, which approval may be general or confined to specific instances.

Section 2. No debts shall be contracted except for current expenses unless authorized by the Board of Directors, and no bills shall be paid by the Treasurer unless audited and approved by the Controller or by some other person or committee authorized by the Board of Directors to audit and approve bills for payment.

Section 3. All distributions to shareholders and all acquisitions by the Company of its own shares shall be authorized by the Board of Directors.

Section 4. The fiscal year of the Company shall close at the end of December annually.

Section 5. All or any shares of stock of any corporation owned by the Company may be voted at any meeting of the shareholders of such corporation by the President, any Vice President or the Secretary of the Company upon any question that may be presented at such meeting, and any such officer may, on behalf of the Company, waive any notice of the calling of such meeting required by any statute or Bylaw and consent to the holding of any such meeting without notice. The President, any Vice President or the Secretary of the Company shall have authority to give to any person a written proxy in the name of the Company and under its corporate seal to vote at any meeting of the shareholders of any corporation all or any shares of stock of such corporation owned by the Company upon any question that may be presented at such meeting, with full power to waive any notice of the calling of such meeting required by any statute or Bylaw and to consent to the holding of any such meeting without notice.

Section 6. Each person who now is or hereafter becomes a director, officer or employee of the Company, or who now is or hereafter becomes a director or officer of another corporation, partnership, joint venture, trust or other enterprise serving at the request of the Company, shall be entitled to indemnification to the extent permitted by law and these Bylaws. Such right of indemnification shall include, but not be limited to, the following:

(a) The Company shall indemnify any person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer or employee of the Company, or who is or was serving at the request of the Company as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that such person’s conduct was unlawful.

(b) The Company shall indemnify any person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person being indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the Company, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(c) To the extent that a director, officer or employee of the Company or a person who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraph (a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company.

(d) Any indemnification under paragraph (a) or (b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of the Company.

(e) Where full and complete indemnification is prohibited by law or public policy, any person referred to in paragraph (a) above who would otherwise be entitled to indemnification nevertheless shall be entitled to partial indemnification to the extent permitted by law and public policy. Furthermore, where full and complete indemnification is prohibited by law or public policy, any person referred to in this Section 6 who would otherwise be entitled to indemnification nevertheless shall have a right of contribution to the extent permitted by law and public policy in cases where said party is held jointly or concurrently liable with the Company.

(f) Expenses incurred by a person who is or was serving as a director or officer of the Company or a person who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise referred to in paragraph (a) or (b) in defending a civil or criminal action, suit or proceeding referred to in paragraph (a) or (b) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Section 6. Expenses incurred by a person who is or was serving as an employee of the Company in defending a civil or criminal action, suit or proceeding referred to in paragraph (a) or (b) may be paid by the Company in advance of the final disposition of the action, suit, or proceeding as may be authorized by the Board of Directors in the specific case upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(g) The indemnification and advancement of expenses provided by or granted under the other paragraphs of this Section 6 shall be effective with respect to acts, errors or omissions occurring prior to, on or subsequent to the date of adoption hereof and such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action by a director, officer, employee or agent in such person’s official capacity and as to action in another capacity while holding such office.

(h) The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 6.

(i) If the Company has paid indemnity or has advanced expenses to a director, officer or employee under paragraph (b), the Company shall, to the extent required under the Illinois Business Corporation Act, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

(j) If any provision or portion of this Section 6 shall be held invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of all other provisions and portions not specifically held to be invalid, illegal or unenforceable, shall not be affected or impaired thereby and shall be construed according to the original intent, to the extent not precluded by applicable law.

(k) For purposes of this Section 6 references to “the Company” shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees, so that any person who was a director, officer or employee of such merging corporation, or was serving at the request of such merging corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 6 with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued. For purposes of this Section 6, “serving at the request of the Company” shall be established solely by (1) express approval by Ameren Corporation’s Nominating and Corporate Governance Committee of such person’s service as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or (2) the annual review by Ameren Corporation’s Nominating and Corporate Governance Committee of a list of non-affiliated corporations, partnerships, joint ventures, trusts or other enterprises that Company officers are serving as a director or officer of, so long as Ameren Corporation’s Nominating and Corporate Governance Committee does not notify any such officer within 30 days after receiving such list that such person is not serving at the request of the Company. Upon establishing that a person is “serving at the request of the Company” as described under (1) and (2) above, such person’s service for purposes of this Section 6 shall begin at the time of his initial service as a director or officer of such other corporation, partnership, joint venture, trust or other enterprise. The obligations of the Company under this Section 6 to provide indemnification or advancement of expenses to a person serving at the request of the Company as a director or officer of another entity shall only apply to the extent that such person is not entitled to or does not receive indemnification or advancement of expenses from such other entity.

(l) For purposes of this Section 6, references to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to employee benefit plans; and references to “serving at the request of the Company” shall be established as specified above in paragraph (k) and shall include any service as a director, officer or employee of the Company which imposes duties on, or involves services by such director, officer or employee, with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner such person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 6.

(m) Notwithstanding anything to the contrary contained in (1) these Bylaws, (2) the By-Laws of Ameren Corporation, (3) the Bylaws of any other majority owned subsidiary of Ameren Corporation or (4) applicable law, the maximum aggregate liability of the Company, Ameren Corporation and any other majority owned subsidiary of Ameren Corporation to any person “serving at the request of the Company,” at any time for all aggregate claims for indemnification and advancement of expenses for such person under these Bylaws, the By-Laws of Ameren Corporation, the Bylaws of any other majority owned subsidiary of Ameren Corporation and applicable law, for such service shall for all purposes be limited to $25 million, except as otherwise expressly approved by the Board of Directors. Any payment for indemnification or advancement of expenses by the Company to a person “serving at the request of the Company” under this Section 6 shall be treated as a payment made by Ameren Corporation under its By-Laws for the purpose of determining the maximum liability of Ameren Corporation under Ameren Corporation’s By-Laws payable to a person “serving at the request of the Company.” In no event shall the limitations of this paragraph (m) be construed to apply to any indemnification or advancement of expenses for any service as a director, officer or employee of the Company which imposes duties on, or involves services by such director, officer or employee with respect to an employee benefit plan of the Company, Ameren Corporation or any other majority owned subsidiary of Ameren Corporation, or any such plan’s participants or beneficiaries.

(n) The indemnification and advancement of expenses provided by or granted under this Section 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors, and administrators of that person.

(o) This Section 6 may be hereafter amended or repealed; provided, however, that no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person who is or was a director, officer or employee to obtain indemnification or advancement of expenses with respect to an action, suit, or proceeding that pertains to or arises out of actions or omissions that occur prior to the effective date of such amendment or repeal.

ARTICLE VII

AMENDMENT OR REPEAL OF BYLAWS

These Bylaws may be added to, amended or repealed by the Board of Directors at any regular or special meeting of the Board.